UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Prudential Investment Portfolios 18
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MUTUAL FUND

PROXY FACT SHEET FOR:

PGIM JENNISON 20/20 FOCUS FUND

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	JANUARY 13, 2021	TO BE HELD IN A VIRTUAL MEETING FORMAT ONLY SEE PAGE 4
Mail Date	JANUARY 28, 2021
Adjourned Meeting Date	AUGUST 10, 2021 @ 1:00 PM (ET)
ADDITIONAL INFORMATION		CONTACT INFORMATION
Tickers	SEE PAGE 5	Inbound Line	1-800-283-9185
CUSIPs	SEE PAGE 5	Website	www.prudential.com

What are Shareholders being asked to vote on?                                        PGIM is pronounced as “PEE-gym”

1.

To approve a Plan of Reorganization whereby all of the assets and liabilities of PGIM Jennison 20/20 Focus Fund, a series of Prudential Investment Portfolios 18, will be transferred to, and assumed by, PGIM Jennison Focused Growth Fund, a series of Prudential Investment Portfolios 3, in exchange for shares of PGIM Jennison Focused Growth Fund and the cancellation of all of the shares of PGIM Jennison 20/20 Focus Fund, and PGIM Jennison 20/20 Focus Fund will be dissolved;

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

PROPOSAL 1: To approve a Plan of Reorganization;

What are shareholders being asked to approve?

Shareholders of the PGIM Jennison 20/20 Focus Fund (20/20 Focus Fund) are being asked to approve a proposed Plan of Reorganization under which the assets and the liabilities of the 20/20 Focus Fund would be exchanged for shares of the PGIM Jennison Focused Growth Fund (Focused Growth Fund), and shareholders of the 20/20 Focus Fund would become shareholders of the Focused Growth Fund.

How will the Reorganization affect my shares?

Each whole and fractional share of Class A, C, Z and R6 of the 20/20 Focus Fund will be exchanged for whole and fractional shares of equal dollar value of Class A, C, Z and R6 of the Focused Growth Fund.

Each whole and fractional share of Class R of the 20/20 Focus Fund will be exchanged for whole and fractional shares of equal dollar value of Class A of the Focused Growth Fund.

Why is the Reorganization being proposed?

If approved, the Reorganization would give you the opportunity to participate in a fund with identical investment objectives and similar investment strategies to those of the 20/20 Focus Fund, and will allow you to enjoy a larger asset base over which expenses may be spread.

see page 3 of fact sheet for summary of benefits relating to the reorganization

How do the investment objectives, strategies and risks of the Funds compare?

The Funds have identical investment objectives and have similar principal investment policies and strategies. Due to the similarity of investment policies and strategies followed by the Funds, investments in the Funds are exposed to a similar set of principal risks.

see page 3 of fact sheet for comparison table

How do the expenses of the Funds compare?

The Reorganization is expected to result in lower net expenses for all share classes of the 20/20 Focus Fund.

How does the investment performance of the Funds compare?

The performance of the Focused Growth Fund is stronger than that of the 20/20 Focus Fund as of the year to date, and one-, three-, five-, and ten-year periods ended September 30, 2020 for the same periods.

Who is the manager of each Fund?

Each Fund is managed by PGIM Investments LLC and subadvised by Jennison Associates, each a registered investment adviser.

Is the Reorganization considered a taxable event for U.S. federal income tax purposes?

The Board of Trustees does not expect the reorganization to result in a taxable gain or loss for U.S. federal income tax purposes.

Sales by the 20/20 Focus Fund of portfolio securities prior to the reorganization may result in realized gains or losses on such securities. Net realized gains in excess of prior year capital loss carryforward (if any) would be distributed to shareholders of the 20/20 Focus Fund prior to the merger and would be a taxable capital gain distribution for shareholders who do not hold their shares in a tax-advantaged account.

What if there are not enough votes to approve the proposal?

If the 20/20 Focus Fund does not receive enough votes to approve the proposal, the shareholder meeting will be adjourned to permit further solicitation of proxy votes. If after further solicitation of proxy votes, the 20/20 Focus Fund shareholders do not approve the Reorganization, the 20/20 Focus Fund would continue to operate in accordance with its current investment strategy, benchmark and name, and the Board and the Manager would consider alternatives.

Who is paying the costs of the proxy solicitation?

The 20/20 Focus Fund will pay the expenses resulting from the Reorganization, including proxy solicitation costs.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

SUMMARY OF BENEFITS RELATING TO THE REORGANIZATION

Why is the Board of Trustees recommending shareholder approval of the Reorganization?

The Trustees, including a majority of Independent Trustees, after considering the matter, unanimously concluded that the interests of the existing shareholders of each Fund would not be diluted as a result of the consummation of the Plan and that, for the following reasons, consummation of the Plan is in the best interests of each Fund:

·	The Funds are equity funds with identical investment objectives and similar investment strategies and investment restrictions;
·	The Focused Growth Fund had better net investment performance than the 20/20 Focus Fund for the year to date, and one-, three-, five-, and ten-year periods ended September 30, 2020;
·

If the Reorganization is implemented, net and gross expenses will decrease for shareholders of the 20/20 Focus Fund and are expected to result in reduced gross expenses and lower or unchanged net expenses for shareholders of the Focused Growth Fund based on each Fund’s average net assets as of August 31, 2020 and due to the expense waiver and/or reimbursement discussed above;

·	The 20/20 Focus Fund and its shareholders will pay the costs of the Reorganization, including the transaction costs to reposition the 20/20 Focus Fund prior to closing of the Reorganization;
·	Shareholders of the Focused Growth Fund will not be impacted by the transition of the 20/20 Focus Fund prior to the Reorganization;
·	Shareholders of each Fund could benefit from long-term economies of scale that may result from consummation of the Plan.

COMPARISON OF INVESTMENT OBJECTIVES AND STRATEGIES

How do the investment objectives, strategies and risks of the Funds compare?

The Funds have identical investment objectives and have similar principal investment policies and strategies.

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

INFORMATION ABOUT ATTENDING THE VIRTUAL MEETING

Shareholders whose shares are registered directly with the Fund in the shareholder’s name will be asked to submit their name and control number found on the shareholder’s proxy card in order to register to participate in and vote at the Meeting.

Shareholders whose shares are held by a broker, bank or other nominee must first obtain a “legal proxy” from the applicable nominee/record holder, who will then provide the shareholder with a newly-issued control number. Please note that obtaining a legal proxy may take several days. Requests for registration should be received no later than 3:00 p.m., Eastern Time, on Monday, August 9, 2021, but in any event must be received by the scheduled time for commencement of the Meeting.

Once shareholders have obtained a new control number, they must visit http://viewproxy.com/PGIMJennisonFocusFund/broadridgevsm  and submit their name and newly issued control number in order to     register to participate in and vote at the Meeting. After shareholders have submitted their registration information,     they will receive an email from Broadridge that confirms that their registration request has been received and is     under review by Broadridge.

Once shareholders’ registration requests have been accepted, they will receive (i) an email containing an event link and dial-in information to attend the Meeting, and (ii) an email with a password to enter at the event link in order to access the Meeting.

Proxy Materials Are Available Online At: www.pgiminvestments.com/fundupdates

AST Fund Solutions is NOT mentioned in the Prospectus/Proxy Statement but has since been engaged to telephonically solicit un-voted shareholders on behalf of PGIM Investments.

FUND NAME	CLASS	TICKER	CUSIP
Merging Fund
PGIM Jennison 20/20 Focus Fund	A	PTWAX	74440G107
PGIM Jennison 20/20 Focus Fund	C	PTWCX	74440G305
PGIM Jennison 20/20 Focus Fund	Z	PTWZX	74440G404
PGIM Jennison 20/20 Focus Fund	R	JTWRX	74440G503
PGIM Jennison 20/20 Focus Fund	R6	PJTQX	74440G602
Acquiring Fund
PGIM Jennison Focused Growth Fund	A	SPFAX	74440K504
PGIM Jennison Focused Growth Fund	C	SPFCX	74440K702
PGIM Jennison Focused Growth Fund	Z	SPFZX	74440K868
PGIM Jennison Focused Growth Fund	R6	PSGQX	74440K751

For Internal Distribution Only                                           Page 1